Intellectual Property Sale Agreement

 - between -

MoneyMinding International Inc
An Alberta Corporation
(hereinafter referred to as “Purchaser”)

- and -

Special Note Holders of MoneyMinding Inc
A British Columbia Corporation
(hereinafter referred to as “Note Holder(s)”)

- and -

MoneyMinding Inc.
A British Columbia Corporation
(hereinafter referred to as “Seller Authority”)

The following is the entire agreement between the parties and shall be governed under the laws of the province of Alberta, Canada.

Signatories to this agreement hereby acknowledge that they are fully and duly authorized to enter into and irrevocably bind their respective parties to the agreement.

WHEREAS the Note Holder(s) and the Seller Authority entered into an agreement to develop Intellectual Property owned and controlled by Ms. Tracy Piercy; Specifically the Note Holder(s) invested monies to develop and sell products from which revenue generated was to be divided amongst the Note Holder(s), the Seller Authority, and Ms. Tracy Piercy. The resulting Intellectual Property archive is attached as Appendix “A” hereto;

WHEREAS the Note Holder(s) purchased note(s) from the Seller Authority in various denominations ranging from $500.00 to $10,000 in Canadian and United States Dollars. The Note Holder(s) were recorded as Appendix “B”. In exchange for the purchase of notes from the Seller Authority the Note Holder(s) were to receive certain financial consideration stemming directly from revenue generated by the sale of the intellectual property.

NOW THERFORE, the Purchaser wishes to purchase the Intellectual and other Property described herein and will issues shares of its Common Class “A” stock as full and final payment, the Purchase Price, on a “Pro-Rata” basis, and then only to those wishing to convert their notes so indicated by each Note Holder(s) becoming a signatory to a subscription agreement attached hereto as Appendix “C”, the receipt and sufficiency of which is hereby acknowledged;

The Note Holder(s) upon execution of this agreement do hereby surrender to the Purchaser any and all right, title, interest or claim to the entire volume of intellectual and other property described in Appendix “A”;

It is acknowledged that the Note Holder(s) purchased their Note(s) in Canadian and US Dollars. As of the date of execution of this agreement the exchange rate between Canadian and American currencies has fluctuated at or about Par Value. Therefore the conversion rate between the purchase of the Note and the exchange to Common Class “A” shares of the Purchaser shall be calculated at Par;

Executed this 4th Day of May, 2010

On behalf of “Note Holder(s)”	On behalf of “MoneyMinding”

Note Holder(s).	MoneyMinding International Inc.

Please print Name	Please Print Name

Appendix “A”

Schedule “A”
Intellectual Property

Below is the list of items and categories of items that encompass the IP for MoneyMinding to date:

❖	MoneyMinding Makeover course
❖	Wealth Secrets Course
❖	7 Day Make a Difference Video Course
❖	Building Blocks to Grow your Business Course and CD’s
❖	Mastery facilitator’s notes, materials, and recordings, etc.
❖	7 Mistakes CD
❖	Myth Busting Workshop
❖	Money Myths for Advisors Workshop
❖	Client Minding DVD
❖	Nichify CD
❖	articles
❖	56 Tips in various forms
❖	Blog Posts
❖	Podcasts
❖	Recorded Mentor Calls and Advisor Marketing Calls and Lessons
❖	Advisor Marketing Manual and System
❖	42 Messenger Issues plus prior version of “FAT”
❖	MoneyMinding in Motion communications
❖	mVillage Q and A, etc.
❖	Special Reports
❖	12 Simple Step Book
❖	Enlightened Wealth Journal and Manual
❖	Moneyology book
❖	Gazillion dollar bills and system
❖	Priority Cards
❖	Bookmarks
❖	One Note Pads
❖	Checkbooks
❖	MoneyMinding Trademark in Canada and United States
❖	MoneyMinding Logo and Branding Materials
❖	www.moneyminding.com domain name and IP Address
❖	www.moneyminding.com website content

Appendix “B”

Note Holder	Face Value of Note	Class "A" Common Shares Offered

Silver Fern Inc	$5,000.00	25,000
Michael & Darcy Winkle	$2,500.00	12,500
Alexis Murray	$15,000.00	75,000
Larkin Investments	$51,000.00	255,000
Corinne Kidd	$10,000.00	50,000
Elaine Weidner	$20,000.00	100,000
Elaine Weidner	$45,000.00	225,000
Kevin Hu	$5,000.00	25,000
Sarah Zhou	$5,000.00	25,000
Jane Dewing	$10,000.00	50,000
Neil Honkanen	$20,000.00	100,000
Lekha Shah	$14,500.00	72,500
Lekha Shah	$75,000.00	375,000
Zygmut Hancyk & Margaret Hancyk	$10,000.00	50,000
Zygmut Hancyk & Margaret Hancyk	$103,000.00	103,000
Sheldon Gale	$3,200.00	16,000
Sheldon Gale	$2,000.00	4,000
Total Note Holder(s)	$396,200.00	1,563,000

Appendix “C”

Subscription Form

Attached (AB,BC,SASK Form)